Exhibit 99.1

NEWS RELEASE	Contact:	Dave Horin
Chief Financial Officer
(212) 356-0545

Rodman Reports First Quarter 2010 Financial Results

New York, NY May 6, 2010 – Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM) today announced financial results for the first quarter of 2010.

First Quarter 2010 Highlights:

  Revenue of $27.7 million, compared to $5.8 million and $27.4 million in the first and fourth quarter of 2009, respectively.

  Net income of $2.1 million, or $0.06 per diluted share.

  Operating net income of $3.0 million, or $0.08 per diluted share and a 19% pre-tax operating margin. For the fourth quarter of 2009, the Company reported operating net income of $6.7 million, or $0.16 per diluted share and a 22% pre-tax operating margin. A reconciliation between GAAP results and non-U.S. GAAP measures is contained in the tables that accompany this release, under “Non-U.S. GAAP Financial Measures”.

  Investment banking revenue of $29.3 million, compared to $6.9 million and $25.3 million in the first and fourth quarter of 2009, respectively.

  Revenue, excluding principal transactions, of $30.5 million, compared to $7.8 million and $34.0 million in the first and fourth quarter of 2009, respectively.

  37 financing transactions were completed raising $938 million, compared to seven financing transactions raising $109 million in the first quarter of 2009 and 38 financing transactions raising $1.3 billion in the fourth quarter of 2009.

  The Company was once again ranked the number one investment bank in PIPE transactions by deal volume for the quarter.1

The Company will hold a conference call this morning, May 6, 2010, at 10:00 AM Eastern Time to discuss these results (see “Conference Call Information” below).

Edward Rubin, Rodman & Renshaw’s CEO and President said, “We are pleased by our first quarter and year-to-date performance. Despite what is generally viewed as a challenging environment, we have continued to sustain our momentum. Our first quarter results were driven by particular strength within our core healthcare and China sectors, our increased presence in the public offerings arena, and once again, our market leadership in PIPE and Registered Direct financings. During the first five weeks of the second quarter, we have completed 13 financing transactions raising approximately $215.0 million from which we have generated approximately $11.0 million of investment banking revenue. Our pipeline remains solid including 11 prospective public offerings that our capital markets group currently has in registration. We look forward to continuing to advance Rodman & Renshaw as the go-to investment bank for growth companies.”

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1 Source: Sagient Research Systems, a leading publisher of independent research for the financial services and institutional investment communities.

BUSINESS HIGHLIGHTS

Investment Banking

Investment banking revenue was $29.3 million for the first quarter of 2010, which included $6.1 million related to warrants received as compensation for activities as underwriter or placement agent valued using Black-Scholes, compared to $6.9 million in investment banking revenue, which included $1.4 million related to warrants received, for the first quarter of 2009 and $25.3 million in investment banking revenue, which included $4.2 million related to warrants received, for the fourth quarter of 2009. Private placement and underwriting revenue for the first quarter of 2010 was $27.6 million, compared to $23.8 million for the fourth quarter of 2009. Strategic advisory fees for the first quarter of 2010 were $1.7 million, compared to $1.5 million for the fourth quarter of 2009.

Merchant Banking

Merchant banking revenue, consisting of gains (or losses) on investments by the Company’s Aceras BioMedical joint venture and other principal investments activity, was $0.2 million. The value of Aceras BioMedical’s assets was determined based on a valuation performed as of March 31, 2010, taking into consideration cash received, cost of the investment, market participant inputs, estimated cash flows based on entity specific criteria, purchase multiples paid in other comparable third-party transactions, market conditions, liquidity, operating results and other qualitative and quantitative factors. The values at which the Company’s investments are carried on its books are adjusted to estimated fair value at the end of each quarter taking into account general economic and stock market conditions. The gain recognized in the first quarter of 2010 represents the change in the Aceras BioMedical valuation from December 31, 2009, plus other principal investments activity.

Sales & Trading

  Commissions for the first quarter were $1.0 million, compared to $0.8 million for the first quarter of 2009 and $1.3 million for the fourth quarter of 2009.

  Principal transactions revenue for the first quarter was a $2.8 million loss, compared to a $2.0 million loss for the first quarter of 2009 and a $6.6 million loss for the fourth quarter of 2009. The $2.8 million loss was primarily due to the reduction in value of certain warrants the Company previously received as part of its investment banking fees. Since the fluctuation in value is outside of the Company’s control, it excludes such revenue or loss when recording income on a non-GAAP basis.

Operating Expenses

Compensation Expense

  Employee compensation and benefits expense for the first quarter was $13.5 million, compared to $12.1 million for the first quarter of 2009 and $13.1 million for the fourth quarter of 2009.

  Employee compensation and benefits expense for the first quarter of 2010 and the fourth quarter of 2009 represented 49% and 55% of revenue (less net income to non-controlling interest), respectively.

  The Company had 127 employees at March 31, 2010, compared to 114 employees at December 31, 2009. Approximately 80% of the Company’s employees at March 31, 2010 were client facing employees.

Non-Compensation Expense

Non-compensation expense for the first quarter was $9.9 million, compared to $6.1 million for the first quarter of 2009 and $6.5 million for the fourth quarter of 2009. The increase in non-compensation in the first quarter was primarily due to expenses related to the Company’s China Investment Conference which was held in March 2010 and increased business development and marketing expenses due to the expansion of the Company’s business platform.

Income Taxes

Income tax expense for the first quarter was $2.2 million which represents a 51.6% effective tax rate. This quarter’s tax rate was adversely affected by the write-down of a deferred tax asset related to equity based compensation. Absent this item, the effective tax rate would have been 39.7% for the quarter.

Capital

Cash and cash equivalents were $24.1 million at March 31, 2010, compared to $15.5 million at December 31, 2009. Liquid assets were $37.6 million at March 31, 2010, consisting of cash and cash equivalents, “Level I” assets less “Level I” liabilities and current receivables, compared to $31.0 million at December 31, 2009. Book value per common share at March 31, 2010 was $1.65. Book value per common share is based on common shares outstanding including unvested and vested restricted stock and restricted stock units.

Conference Call Information

In conjunction with the earnings release, Rodman & Renshaw senior management will host a conference call at 10:00 AM Eastern Time today, hosted by Mr. Edward Rubin, Chief Executive Officer and Mr. David Horin, Chief Financial Officer. Investors and analysts can participate in the conference call by dialing 1-877-407-8033 (United States) or 1-201-689-8033 (International).

The conference will be replayed in its entirety beginning at approximately 2:00 PM Eastern Time on May 6, 2010, through to 11:59 PM Eastern Time on May 13, 2010. If you wish to listen to the replay of this conference call, please dial 1-877-660-6853 (United States) or 1-201-612-7415 (International) and use Account # 286, Conference # 350038.

The conference call will also be simultaneously broadcast live over the Internet, as well as for replay, and can be accessed through the webcasts and presentations tab of the investor relations section of the Rodman & Renshaw Capital Group, Inc. website located at www.rodm.com. Please allow for some time following the completion of the conference call to access the archive of the Web cast.

Allow for time prior to the conference call Webcast to visit the web site and download the streaming media software required to listen to the Internet broadcast.

About Rodman & Renshaw Capital Group, Inc.

Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM) is a holding company with a number of direct and indirect subsidiaries, including Rodman & Renshaw, LLC.

Rodman & Renshaw, LLC is a full-service investment bank dedicated to providing corporate finance, strategic advisory and related services to public and private companies across multiple sectors and regions. The company also provides research and sales and trading services to institutional investors. Rodman is the leader in the PIPE (private investment in public equity) and RD (registered direct offering) transaction markets. According to Sagient Research Systems, Rodman has been ranked the #1 Placement Agent by deal volume of PIPE and RD financing transactions completed every year since 2005.

For more information visit Rodman & Renshaw on the Internet at www.rodm.com.

MEMBER FINRA, SIPC

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements regarding future events and financial performance. In some cases, you can identify these statements by words such as “may,” “might,” “will,” “should,” “except,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of these terms and other comparable terminology. These statements involve a number of risks and uncertainties and are based on numerous assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. There are or may be important factors that could cause our actual results to materially differ from our historical results or from any future results expressed or implied by such forward looking statements.

These factors include, but are not limited to, those discussed under the section entitled “Risk Factors” in our Annual Report on Form 10-K, filed March 16, 2010, which is available at the U.S. Securities and Exchange Commission website at www.sec.gov. The forward-looking statements in this press release are based upon management's reasonable belief as of the date hereof. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

RODMAN & RENSHAW CAPITAL GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Financial Condition as of March 31, 2010 (Unaudited) and December 31, 2009
Dollars in Thousands, Except Per Share Amounts

	March 31, 2010	December 31, 2009

Assets
Cash and cash equivalents
Unrestricted	$23,095	$12,603
Restricted	1,045	2,943
Total cash and cash equivalents	24,140	15,546
Financial instruments owned, at fair value	46,522	56,156
Private placement and other fees receivable	3,912	4,798
Receivable from brokers, dealers & clearing agencies	4,989	5,735
Prepaid expenses	1,099	781
Property and equipment, net	2,909	2,773
Other assets	7,203	7,136
Goodwill and other intangible assets, net	1,792	1,961
Total Assets	$92,566	$94,886

Liabilities and Stockholders’ Equity
Accrued compensation payable	$13,357	$10,098
Accounts payable and accrued expenses	9,857	6,217
Acquisitions related payables	2,537	2,826
Financial instruments sold, not yet purchased, at fair value	2,566	304
Total Liabilities	28,317	19,445

Stockholders’ Equity
Common stock, $0.001, par value; 100,000,000 shares	35	36
authorized; 35,350,134 and 35,918,222 issued as of
March 31, 2010 and December 31, 2009, respectively
Preferred stock, $0.001 par value; 1,000,000 authorized;	-	-
none issued
Additional paid-in capital	73,729	75,989
Treasury stock, 534,500 shares in 2009	-	(1,034)
Accumulated deficit	(9,515)	(11,609)
Total common stockholders’ equity	64,249	63,382
Non-controlling interest	-	12,059
Total Stockholders’ Equity	64,249	75,441
Total Liabilities and Stockholders’ Equity	$92,566	$94,886

RODMAN & RENSHAW CAPITAL GROUP, INC. AND SUBSIDIARIES

     Consolidated Statements of Operations for the
Three Months Ended March 31, 2010 and 2009 (Unaudited)
Amounts in Thousands, Except Per Share Amounts

	Three Months Ended
	March 31,
	2010	2009
Revenues:
Investment banking	$29,268	$6,883
Merchant banking	177	-
Commissions	1,014	808
Principal transactions	(2,810)	(1,962)
Interest and other income	78	111
Total revenues	$27,727	$5,840

Operating expenses:
Compensation and benefits	13,496	12,066
Conference expense	3,117	-
Professional and consulting	1,561	1,538
Occupancy and equipment rentals	768	793
Advertising and marketing	652	303
Communication and market research	761	653
Depreciation and amortization	520	635
Business development	995	538
Office supplies	208	92
Impairment of goodwill	-	683
Bad debt expense	485	177
Other	837	659
Total operating expenses	23,400	18,137
Operating income (loss)	4,327	(12,297)
Income tax expense (benefit)	2,233	(13)
Net income (loss) to common stockholders	$2,094	$(12,284)

Net income (loss) per common share:
Basic	$0.06	$(0.35)
Diluted	$0.06	$(0.35)

Weighted average common shares outstanding:
Basic	36,149	34,795
Diluted	37,818	34,795

The table below reconciles weighted average number of common shares outstanding, basic and diluted, for the three months ended March 31, 2010 and 2009:

		Three Months Ended
Weighted Average Shares in Thousands		March 31,
		2010	2009

Shares outstanding	(A)	35,366	34,566
Unearned restricted stock	(B)	(144)	(360)
Earned restricted stock units	(C)	927	589
Common shares outstanding, basic		36,149	34,795
Common shares upon exercise of options	(D)	375	-
Common shares upon vesting of non-vested restricted stocks and RSUs	(D)	1,294	-
Common shares outstanding, diluted		37,818	34,795

(A)	Shares outstanding represents shares issued less shares repurchased in treasury stock.

(B)

As restricted stock is contingent upon a future service condition, unearned shares are removed from shares outstanding in the calculation of basic EPS as the Company’s obligation to issue these shares remains contingent.

(C)

As earned restricted stock units are no longer contingent upon a future service condition and are issuable upon a certain date in the future, earned restricted stock units are added to shares outstanding in the calculation of basic EPS.

(D)

Calculated under the treasury stock method. The treasury stock method assumes the issuance of only a net incremental number of shares as proceeds from issuance are assumed to be used to repurchase shares at the average stock price for the period.

Non-U.S. GAAP Financial Measures

The Company has utilized the non-GAAP information set forth below as an additional device to aid in understanding and analyzing its financial results for the three months ended March 31, 2010, December 31, 2009 and March 31, 2009, respectively. Management believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the Company’s business and facilitate meaningful comparison of the results in the current period to those in prior and future periods. Reference to these non-GAAP measures should not be considered a substitute for results that are presented in a manner consistent with GAAP.

A limitation of utilizing these non-GAAP measures is that GAAP accounting does in fact reflect the underlying financial results of the Company’s business. Therefore, management believes that the GAAP measures as well as the corresponding non-GAAP measures of the Company’s financial performance should be considered together.

A reconciliation of the Company’s GAAP net income for the first quarter of 2010, the fourth quarter of 2009 and the first quarter of 2009 to its non-GAAP net income for the first quarter of 2010, the fourth quarter of 2009 and the first quarter of 2009 is set forth below (in millions of dollars):

Net income for the three months endedMarch 31, 2010	$2.1
Exclusion of principal transaction (gains) losses, net of related compensation and taxes	0.9
Non-GAAP net income for the three months endedMarch 31, 2010	$3.0

Net income for the three months endedDecember 31, 2009	$8.1
Reversal of valuation allowance	(4.3)
Exclusion of principal transaction (gains) losses, net of related compensation	3.0
Non-GAAP net income for the three months endedDecember 31, 2009	$6.7

Net income for the three months endedMarch 31, 2009	$(12.3)
Exclusion of principal transaction (gains) losses, net of related compensation	2.0
Acceleration of stock based compensation associated with employee terminations	3.2
Exclusion of goodwill impairment charge	0.7
Non-GAAP net income for the three months endedMarch 31, 2009	$(6.4)

Basic and diluted income (loss) per share is calculated by dividing net income by the weighted average number of common shares outstanding for the period.

The following table sets forth the Company’s GAAP basic and diluted weighted average shares outstanding and its GAAP basic and diluted income per share for the first quarter of 2010, the fourth quarter of 2009 and the first quarter of 2009, after applying the adjustments described above:

Amounts in Thousands,
Except Per Share Amounts		Three Months Ended
	March 31, 2010	December 31, 2009	March 31, 2009
Weighted average shares:
Basic	36,149	36,227	34,795
Diluted	37,818	39,218	34,795

Income per share:
Basic	$0.06	$0.22	$(0.35)
Diluted	$0.06	$0.21	$(0.35)

Non-GAAP income per share:
Basic	$0.08	$0.17	$(0.18)
Diluted	$0.08	$0.16	$(0.18)

Pre-tax operating margin is calculated by dividing (a) operating income, with non-GAAP adjustments, less non-cash principal transaction revenue, net of compensation and non-controlling interest, by (b) total revenues, less non-cash principal transaction revenue and non-controlling interest.

Amounts in Millions, Except Percentages	Three Months Ended	Three Months Ended
	March 31, 2010	December 31, 2009

Operating income	$4.3	$7.8
Principal transaction revenue, less related compensation	1.4	3.0
Third quarter conference revenue and expenses	-	(0.4)
Non-controlling interest	-	(3.7)
Adjusted operating income	$5.7	$6.7

Total revenues	$27.7	$27.4
Principal transaction revenue	2.8	6.6
Non-controlling interest	-	(3.7)
Adjusted total revenues	$30.5	$30.3

Pre-tax operating margin	19%	22%